UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-10 Union St. 2nd Floor Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 799-0380

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on July 15, 2022, Planet Green Holdings Corp. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Xianning Xiangtian Energy Holdings Group Co., Ltd. (“Target”), and the shareholder of the Target ( the “Seller”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company agreed to effect an acquisition of the Target by acquiring from the Seller 30% of the equity interest of the Target (the “Acquisition”). The Target is a company that holds LNG production facilities through its subsidiary, and owns other assets.

On July 20, 2022, the Parties completed the transaction. Upon the closing of the transaction, the Company acquired 30% equity interest of the Target and the Company issued 12,000,000 shares of common stock to the Sellers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Consultation and Service Agreement
10.2	Business Cooperation Agreement
10.3	Equity Pledge Agreement
10.4	Equity Option Agreement
10.5	Voting Rights Proxy and Financial Supporting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 20, 2022	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

2